EXHIBIT 15

Accountant’s Acknowledgment

The Board of Directors of PepsiCo, Inc.

We hereby acknowledge our awareness of the use of our report dated July 15, 2004 included within the Quarterly Report on Form 10-Q of PepsiCo, Inc. for the twelve and twenty-four weeks ended June 12, 2004, and incorporated by reference in the following Registration Statements and in the related Prospectuses:

Description, Registration Statement Number

Form S-3

–	PepsiCo SharePower Stock Option Plan for PCDC Employees, 33-42121
–	$32,500,000 Puerto Rico Industrial, Medical and Environmental Pollution Control Facilities Financing Authority Adjustable Rate Industrial Revenue Bonds, 33-53232
–	Extension of the PepsiCo SharePower Stock Option Plan to Employees of Snack Ventures Europe, a joint venture between PepsiCo Foods International and General Mills, Inc., 33-50685
–	$4,587,000,000 Debt Securities and Warrants, 33-64243
–	$500,000,000 Capital Stock, 1 2/3 cents par value, 333-56302

Form S-4

–	330,000,000 Shares of Common Stock, 1 2/3 cents par value and 840,582 Shares of Convertible Stock, no par value, 333-53436

Form S-8

–	PepsiCo, Inc. 2003 Long-Term Incentive Plan, 333-109509
–	PepsiCo SharePower Stock Option Plan, 33-35602, 33-29037, 33-42058, 33-51496, 33-54731 & 33-66150 & 333-109513
–	1988 Director Stock Plan, 33-22970 & 333-110030
–	1979 Incentive Plan and the 1987 Incentive Plan, 33-19539
–	1994 Long-Term Incentive Plan, 33-54733
–	PepsiCo, Inc. 1995 Stock Option Incentive Plan, 33-61731, 333-09363 & 333-109514
–	1979 Incentive Plan, 2-65410
–	PepsiCo, Inc. Long Term Savings Program, 2-82645, 33-51514 & 33-60965
–	PepsiCo 401(K) Plan, 333-89265
–	PepsiCo Puerto Rico 1165(e) Plan, 333-56524
–	Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates and the Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates (Teamster Local Union #173), 333-65992
–	The Quaker Long Term Incentive Plan of 1990, The Quaker Long Term Incentive Plan of 1999 and The Quaker Oats Company Stock Option Plan for Outside Directors, 333-66632
–	The Quaker 401(k) Plan for Salaried Employees and The Quaker 401(k) Plan for Hourly Employees, 333-66634
–	The PepsiCo 401(k) Plan for Salaried Employees, 333-76196
–	The PepsiCo 401(k) Plan for Hourly Employees, 333-76204
–	The PepsiCo Share Award Plan, 333-87526

Pursuant to Rule 436(c) of the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

KPMG LLP

New York, New York

July 15, 2004